We have audited the balance sheets of Virginia Gold Mines Inc. (an exploration company) as at February 28,
2006 and 2005 and the statements of earnings, deficit and cash flows for the twelve-month period ended February
28, 2006, the nine-month period ended February 28, 2005 and the twelve-month period ended May 31, 2004.
These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at February 28, 2006 and 2005 and the results of its operations and its cash flows for the twelvemonth period ended February 28, 2006, the nine-month period ended February 28, 2005 and the twelve-month period ended May 31, 2004 in accordance with Canadian generally accepted accounting principles.

Chartered Accountants
Quebec, Quebec, Canada
May 5, 2006

Comments by the Auditors for U.S. Readers on Canada-U.S. Reporting Difference
In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the shareholders dated May 5, 2006 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

Chartered Accountants
Quebec, Quebec, Canada
May 5, 2006

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers
International Limited, each of which is a separate and independent legal entity.

VIRGINIA GOLD MINES INC.
(an exploration company)
Consolidated Balance Sheets
(expressed in Canadian dollars)

	As at February 28,
	2006	2005
	$	$

ASSETS

Current assets
Cash and cash equivalents (Note 4)	10,455,911	7,318,302
Short-term investments (Note 5)	21,129,909	8,196,733
Amounts receivable (Note 6)	8,902,156	5,082,525
Prepaid expenses (Note 7)	85,863	64,111
Current assets of discontinued operation (Note 3a)	1,233,825	-
Future income tax assets (Note 14)	5,886,318	-
	47,693,982	20,661,671

Deposit on exploration costs	-	49,430
Long-term investment (Note 8)	-	13,585
Property, plant and equipment , at cost less accumulated depreciation of $15,283 ($12,790 as at February 28, 2005)	11,217	17,470
Mining properties (Note 9)	6,567,312	5,272,731
Intangible asset , at cost less accumulated amortization of $4,091 ($2,846 as at February 28, 2005)	2,907	4,152
Deferred charges (Note 2)	341,722	-
Long-term assets of discontinued operation (Note 3a)	11,397,457	2,933,145
	66,014,597	28,952,184

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities
Related companies	94,033	207,227
Others	430,051	706,289
Current liabilities of discontinued operation (Note 3a)	4,435,716	-
	4,959,800	913,516
Long-term liabilities of discontinued operation (Note 3a)	86,318	-
	5,046,118	913,516
SHAREHOLDERS' EQUITY

Share capital (Note 10a)	85,471,959	56,253,306
Authorized
Unlimited number of common shares, voting and participating, without par value
Issued and fully paid
48,156,570 common shares (38,959,078 as at February 28, 2005)
Warrants (Note 10b)	446,117	554,380
Stock options (Note 11a)	-	460,466
Unit options (Note 11b)	101,178	-
Contributed surplus (Note 11a)	1,274	1,274
Deficit	(25,052,049)	(29,230,758)
	60,968,479	28,038,668
	66,014,597	28,952,184

Nature of operations and going concern (Note 1)
Subsequent events (Note 17)

The accompanying notes are an integral part of these consolidated financial statements.
Approved by the Board, (s) André Gaumond , Director (s) André Lemire , Director

VIRGINIA GOLD MINES INC.
(an exploration company)
Consolidated Statements of Deficit
(expressed in Canadian dollars)

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Balance - Beginning of period	29,230,758	24,525,543	24,246,595

Cancellation of stock options (Note 11a)	-	-	53,734

Net loss (net earnings) for the period	(4,178,709)	4,705,215	225,214

Balance - End of period	25,052,049	29,230,758	24,525,543

The accompanying notes are an integral part of these consolidated financial statements.

VIRGINIA GOLD MINES INC.
(an exploration company)
Consolidated Statements of Earnings
(expressed in Canadian dollars)

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Revenues
Dividends	389,409	259,998	309,796
Interest	911,724	328,165	641,986
Fees	106,599	147,880	117,463
	1,407,732	736,043	1,069,245

Expenses
Professional and maintenance fees	449,157	347,301	230,422
Management fees	53,812	101,536	185,272
Rent and office expenses	658,763	400,955	482,345
Employee benefits - stock options	975,472	6,210	2,453
Advertising and exhibitions	173,626	137,365	117,313
Travelling	107,398	64,952	92,385
Depreciation of property, plant and equipment	4,470	3,268	2,567
Amortization of intangible asset	1,245	1,104	1,067
General exploration costs	474,205	440,498	342,784
Grants, credit on duties refundable for loss and refundable tax credit for resources	(126,676)	(149,371)	(115,636)
Cost of mining properties abandoned or written off	1,124,145	4,694,495	287,077
Bad debts (recovered)	-	(10,130)	10,130
Gain on sale of short-term investments	(680,021)	(423,034)	(374,528)
Gain on sale of long-term investments	-	(7,555)	-
Gain on sale of mining properties	(429,961)	-	-
	2,785,635	5,607,594	1,263,651

Loss before income taxes and discontinued operation	(1,377,903)	(4,871,551)	(194,406)

Income taxes (Note 14)	(5,405,455)	(332,076)	-

Net earnings (net loss) from continuing operations	4,027,552	(4,539,475)	(194,406)

Net earnings (net loss) from discontinued operation (Note 3b)	151,157	(165,740)	(30,808)

Net earnings (net loss) for the period	4,178,709	(4,705,215)	(225,214)

Basic net earnings (net loss) per share from continuing operations (Note 15)	0.088	(0.121)	(0.006)

Basic net earnings (net loss) per share from discontinued operation (Note 15)	0.003	(0.005)	(0.001)

Total basic net earnings (net loss) per share	0.091	(0.126)	(0.007)

Diluted net earnings (net loss) per share from continuing operations (Note 15)	0.086	(0.121)	(0.006)

Diluted net earnings (net loss) per share from discontinued operation (Note 15)	0.003	(0.005)	(0.001)

Total diluted net earnings (net loss) per share	0.089	(0.126)	(0.007)

Going concern (note 1)
The accompanying notes are an integral part of these consolidated financial statements.

VIRGINIA GOLD MINES INC.
(an exploration company)
Consolidated Statements of Cash Flows
(expressed in Canadian dollars)

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Cash flows from operating activities from continuing operations
Net earnings (net loss) from continuing operations for the period	4,027,552	(4,539,475)	(194,406)
Items not affecting cash and cash equivalents
Cost of mining properties abandoned or written off	1,124,145	4,694,495	287,077
Depreciation of property, plant and equipment	4,470	3,268	2,567
Amortization of intangible asset	1,245	1,104	1,067
Stock-based compensation costs	341,068	312,494	158,099
Gain on sale of short-term investments	(680,021)	(423,034)	(374,528)
Gain on sale of mining properties	(429,961)	-	-
Gain on sale of long-term investments	-	(7,555)	-
Loss on sale of property, plant and equipment	483	-	-
Future income taxes	(5,405,455)	(332,076)	-
	(1,016,474)	(290,779)	(120,124)
Net change in non-cash working capital items (Note 12a)	252,991	(834,148)	(51,549)

	(763,483)	(1,124,927)	(171,673)
Cash flows from operating activities from discontinued operation (note 3d)	(581,859)	(165,740)	(30,808)
	(1,345,342)	(1,290,667)	(202,481)
Cash flows from financing activities from continuing operations
Issuance of share capital (Note 12b)	28,821,013	4,476,676	8,599,397
Share issue expenses (Note 12b)	(1,300,019)	(444,628)	(626,136)
Cancellation of stock options	-	-	(53,734)
	27,520,994	4,032,048	7,919,527
Cash flows from financing activities from discontinued operation (note 3d)	3,000,000	-	-
	30,520,994	4,032,048	7,919,527
Cash flows from investing activities from continuing operations
Variation in short-term investments (Note 12b)	(11,805,485)	4,855,844	(2,216,842)
Variation in deposit on exploration costs	49,430	100,570	(150,000)
Variation in long-term investments	-	34,973	-
Acquisition of mining properties (Note 12b)	(5,866,656)	(2,614,739)	(1,804,110)
Grants cashed	-	40,000	22,500
Additions to property, plant and equipment	-	(8,062)	(9,759)
Proceeds from disposal of property, plant and equipment	1,300	-	-
Deferred charges	(341,722)	-	-
Acquisition of an intangible asset	-	(700)	(1,798)
	(17,963,133)	2,407,886	(4,160,009)
Cash flows from investing activities from discontinued operation (note 3d)	(8,074,910)	(2,459,869)	(368,679)
	(26,038,043)	(51,983)	(4,528,688)
Increase in cash and cash equivalents	3,137,609	2,689,398	3,188,358

Cash and cash equivalents - Beginning of period	7,318,302	4,628,904	1,440,546
Cash and cash equivalents - End of period	10,455,911	7,318,302	4,628,904

Additional information
Interest cashed	745,499	453,838	816,072
Income taxes paid	-	1,970	15,931

The accompanying notes are an integral part of these consolidated financial statements.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

1 Incorporation, nature of operations and going concern

The company, incorporated under the Canada Business Corporations Act, is in the business of acquiring and exploring mining properties. It has not yet determined whether its properties contain ore reserves that are economically recoverable. The recoverability of the amounts shown for mining properties is dependent upon the existence of economically recoverable ore reserves, the ability of the company to obtain necessary financing to complete the exploration and development of its properties, and upon future profitable production or proceeds from the disposal of properties.

The company must secure sufficient funding for meeting its existing commitments for exploration and development programs and general and administration costs.

Management is periodically seeking additional forms of financing through the issuance of new equity instruments, the exercise of outstanding common share warrants and stock options to continue its operations, and while it has been successful in doing so in the past, there can be no assurance it will be able to do so in the future. Without such funding being available, the company may be unable to continue its operations, and the amounts realized for the assets could be less than the amounts reflected in these financial statements.

Although management has taken steps to verify title to mining properties in which the company has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the company’s title. Property title may be subject to unregistered prior agreements and non-compliant with regulatory requirements.

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going concern. The application of generally accepted accounting principles on a going concern basis may be inappropriate, since there is a doubt as to the validity of the going concern assumption.

These consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities, the reported amounts of revenues and expenses and the classification of balance sheet items were the going concern assumption inappropriate, and these adjustments could be material. Management did not take these adjustments into account as it believes in the validity of the going concern assumption.

2 Summary of significant accounting policies

Basis of consolidation

The consolidated financial statements include the accounts of the company and its wholly-owned subsidiary, Virginia Mines Inc., which was incorporated on November 30, 2005. This subsidiary is a non-operating company as at February 28, 2006.

Basis of presentation

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. These principles conform, in all material respects, with United States generally accepted accounting principles, except as described in note 18. The significant accounting policies, which have been consistently applied, are summarized as follows.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported in the financial statements. Those estimates and assumptions also affect the disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses for the reporting periods. Significant estimates include the carrying amount of mining properties, the credit on duties refundable for loss, the refundable tax credit for resources and certain accrued liabilities. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, exploration funds, balances with banks and highly liquid short-term investments with original maturities of three months or less at the acquisition date.

Exploration funds consist of cash, term deposits and short-term investments and represent the unexpended proceeds of financings under the terms of which the company must spend the amounts on the exploration of mining properties.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

Short-term investments

Short-term investments are valued at the lower of cost and market value.

Long-term investment

The long-term investment is recorded at cost. When the decline in value of an investment is permanent, the investment in written down to its net realizable value.

Property, plant and equipment and depreciation

Property, plant and equipment are recorded at cost less accumulated depreciation, and are depreciated using the declining balance method at the rates of 20% for office equipment and 30% for field equipment.

Mining properties

The company records its interests in mining properties and areas of geological interest at cost less option payments received and other recoveries. Exploration costs related to these interests and projects are capitalized on the basis of specific claim blocks or areas of geological interest until the mining properties to which they relate are placed into production, sold or abandoned. Management reviews for impairment the carrying amount of mining properties on a regular basis. These costs will be amortized over the estimated useful life of mining properties following commencement of production or written off if the mining properties are sold or projects are abandoned. General exploration costs not related to specific mining properties are expensed as incurred.

Intangible asset

The intangible asset, which consists of Web site development expenses, is recorded at cost less accumulated amortization, and is amortized using the declining balance method at a rate of 30%.

Deferred charges

Deferred charges consist of expenses incurred with respect to the arrangement entered into on March 31, 2006 between the company, Goldcorp Inc. and Virginia Mines Inc.

Credit on duties refundable for loss and refundable tax credit for resources

The company is entitled to a credit on duties refundable for loss under the Mining Duties Act. This credit on duties refundable for loss on mining exploration expenses incurred in the province of Quebec at a rate of 12% has been applied against the costs incurred.

Furthermore, the company is entitled to a refundable tax credit for resources for mining companies on qualified expenditures incurred after March 29, 2001. The refundable tax credit for resources may reach 45% of qualified expenditures incurred before June 12, 2003, 33.75% before March 30, 2004 and 38.75% thereafter. This tax credit has been applied against the costs incurred.

Share capital

Shares issued for non-monetary consideration are generally recorded at the quoted market price of the shares over a reasonable period of time before and after the agreement to issue the shares was announced.

Shares issued pursuant to flow-through financing agreements are recorded at their fair value. Upon the acquisition of mining properties, the carrying value may exceed the tax basis since the company renounces the deductions in favour of the investors concerned.

Share issue expenses and future income taxes arising from the difference between the carrying value and the tax basis of exploration costs are applied against share capital.

Government grants

Government grants are recorded as revenue when the company has reasonable assurance that it has complied and will continue to comply with all the conditions related to the grant. Grants related to working capital are included in earnings when the related expenses are incurred. Grants related to exploration costs are deducted from the related mining properties.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

Income taxes

The company provides for income taxes using the liability method. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between financial statement values and tax values of assets and liabilities using enacted or substantively enacted income tax rates expected to be in effect for the period in which the differences are expected to reverse.

The company establishes a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future income tax assets will not be realized.

Basic and diluted earnings per share

Basic earnings per share are calculated using the weighted average number of participating shares outstanding during the period.

Diluted earnings per share are calculated using the weighted average number of participating shares outstanding during the period, plus the effects of dilutive potential participating shares outstanding during the period. The calculation of diluted earnings per share is made using the treasury stock method, as if all dilutive potential shares had been issued at the later of the beginning of the year or the date of issuance, as the case may be, and as if the funds obtained thereby had been used to purchase participating shares of the company at the average quoted market value of the participating shares during the period.

Stock-based compensation plan

The company has established a stock-based compensation plan, which is described in Note 11. Any consideration received from plan members upon the exercise of stock options is credited to share capital. The company accounts for compensation costs for all forms of stock-based compensation awarded to employees and non-employees, including stock options, using a fair value based method.

New accounting standards

In January 2005, the CICA issued four new accounting standards relating to financial instruments: Section 3855, “Financial Instruments — Recognition and measurement”, Section 3865, “Hedges”, Section 1530, “Comprehensive Income”, and Section 3251, “Equity”.

Section 3855 expands on Section 3860, “Financial Instruments — Disclosure and Presentation”, by prescribing when a financial instrument is to be recognized on the balance sheet and at what amount. It also specifies how financial instrument gains and losses are to be presented.

Section 3865 provides alternative treatments to Section 3855 for entities that choose to designate qualifying transactions as hedges for accounting purposes. It replaces and expands on Accounting Guideline 13, “Hedging Relationships”, and the hedging guidance in Section 1650, “Foreign Currency Translation”, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

Section 1530, “Comprehensive Income”, introduces a new requirement to temporarily present certain gains and losses outside net income.

Accordingly, Section 3250, “Surplus” has been revised as Section 3251, “Equity”.

Sections 1530, 3251, 3855 and 3865 apply to fiscal years beginning on or after October 1, 2006. The company is currently analyzing the impact of these new standards.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

3 Discontinued operation

During the fourth quarter of 2006, management decided to dispose of the Eleonore mining property. At a special shareholders' meeting held on March 24, 2006, a majority of the company's shareholders voted in favour of the plan of arrangement. The transaction was completed on March 31, 2006 (see Note 17 on subsequent events).

(a) The assets and liabilities of the discontinued operation shown on the balance sheets are as follows:

	As at February 28,
	2006	2005
	$	$

Assets
Current assets
Refundable tax credit for resources	879,493	-
Credit on duties refundable for loss	166,820	-
Other accounts receivable	187,512	-

Current assets of discontinued operation	1,233,825	-

Long-term assets of discontinued operation
Mining property	11,397,457	2,933,145

Total assets of discontinued operation	12,631,282	2,933,145

Liabilities
Current liabilities
Advances from Goldcorp Inc., non-interest-bearing, and with no terms of repayment	3,000,000	-
Other accounts payable and accrued liabilities	1,435,716	-

	4,435,716	-

Long-term liabilities
Future income taxes	86,318	-

Total liabilities of discontinued operation	4,522,034	-

	Periods Ended February 28,		Period ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Operating loss before income taxes	(394,348)	(165,740)	(30,808)

Income tax recovery (note 3f)	545,505	-	-

Net operating earnings (loss) from discontinued operation	151,157	(165,740)	(30,808)

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

(c) The mining property disposed has varied as follows during the reporting periods:

	Periods Ended February 28,
	2006	2005
	$	$
	(12 months)	(9 months)

Mining property - Beginning of period	160,994	45,800

Costs incurred (claims and permits)	31,130	115,194

Mining property - End of period	192,124	160,994

Exploration costs - Beginning of period	2,772,151	427,476

Costs incurred during the period

Analysis	795,975	246,494
Drilling	7,059,936	1,935,325
Geophysics	248,629	53,304
Geology	2,003,366	777,781
Stripping	206,531	130,877
Transport	2,380,411	753,913
Blasting	-	1,500
Professional fees	2,192,219	739,050
Accommodation	301,275	122,518
	15,188,342	4,760,762

Credit on duties refundable for loss and refundable tax credit for resources	(6,755,160)	(2,416,087)

Exploration costs - End of period	11,205,333	2,772,151

Total mining property disposed	11,397,457	2,933,145

(d) Cash and cash equivalents used by discontinued operation are as follows:

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Cash flows from operating activities
Net earnings (net loss) from discontinued operation	151,157	(165,740)	(30,808)
Future income taxes not affecting cash and cash equivalents	(545,505)	-	-
	(394,348)	(165,740)	(30,808)
Change in non-cash working capital items
Amounts receivable	(187,511)	-	-
	(581,859)	(165,740)	(30,808)

Cash flows from financing activities
Advances from Goldcorp Inc., non-interest-bearing, and with no terms of repayment	3,000,000	-	-

Cash flows from investing activities
Acquisition of a mining property (note 3c)	(8,074,910)	(2,459,869)	(368,679)

Cash and cash equivalents used by discontinued operation	(5,656,769)	(2,625,609)	(399,487)

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

(e) Items not affecting cash and cash equivalents related to financing and investing activities

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Credit on duties refundable for loss and refundable tax credit receivable with respect to exploration costs applied against the mining property disposed	1,046,314	-	-
Acquisition of a mining property included in accounts payable and accrued liabilities	1,435,716	-	-

(f) The reconciliation of the income tax recovery from discontinued operation, calculated using the combined federal and Quebec provincial statutory tax rate, to the income tax recovery presented in the financial statements is detailed as follows:

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Loss before income taxes from discontinued operation	(394,348)	(165,740)	(30,808)

Combined federal and provincial income tax rate of 34.85% in 2006 (35.74% in 2005 and 36.58% in 2004)	(137,000)	(59,000)	(11,000)
Non-taxable credit on duties refundable for loss	(301,000)	(204,000)	(27,000)
Change in enacted tax rates	5,000	-	-
Tax benefit not recognized previously	(209,000)	-	-
Non-deductible expenses	67,000	49,000	10,000
Others	29,495	32,200	2,300
Change in valuation allowance	-	181,800	25,700
Income tax recovery	(545,505)	-	-

The income tax recovery is detailed as follows:
Current income taxes	-	-	-
Future income taxes	(545,505)	-	-

The future income tax liability in the amount of $86,318 is the excess of the carrying amount of the disposed mining property over its tax value.

4 Cash and cash equivalents

	As at February 28,
	2006	2005
	$	$

Cash and cash equivalents	10,455,911	7,116,483
Exploration funds	-	201,819
	10,455,911	7,318,302

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

5 Short-term investments

	As at February 28,
	2006	2005
	$	$

Investments in public companies (quoted market value: $6,387,600; $4,385,794 as at February 28, 2005)	4,883,109	3,146,900
Bonds and other securities, bearing interest at annual rates ranging from 3.41% to 12.75% (from 2.3% to 12.75% as at February 28, 2005), maturing between March 2005 and April 2016 (quoted market value: $16,324,229; $5,279,132 as at February 28, 2005)	16,246,800	5,049,833
	21,129,909	8,196,733

6 Amounts receivable

	As at February 28,
	2006	2005
	$	$

Refundable tax credit for resources	5,698,499	2,563,874
Credit on duties refundable for loss	1,914,727	1,314,670
Interest receivable	229,593	63,371
Amounts receivable under agreements with mining exploration companies	54,353	541,215
Commodity taxes receivable	324,262	359,039
Loans to service providers related to the exercise of stock options, non-interest-bearing, cashed on April 25, 2006	664,291	-
Others	16,431	240,356
	8,902,156	5,082,525

7 Prepaid expenses

	As at February 28,
	2006	2005
	$	$

Investor relations	11,360	24,358
Permits	-	10,764
Others	74,503	28,989
	85,863	64,111

8 Long-term investment

		As at February 28,
	Interest	2006	2005
	%	$	$

Azimut Exploration Inc., a public mining exploration company, at carrying value (quoted market value: $42,500 as at February 28, 2005)	- (0.79 as at February 28, 2005)	-	13,585

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

9 Mining properties

	# Claims # permits	Undivided interest %	Balance as at March 1, 2005 $	Costs incurred $	Option payments, mining properties abandoned, written off or sold, credit on duties refundable for loss and refundable tax credit for resources $	Balance as at February 28, 2006 $

Corvet Est (c)	723
Mining property		100	55,401	-	(25,000)	30,401
Exploration costs			950,271	751	86,707	1,037,729
			1,005,672	751	61,707	1,068,130

Coulon	1,186
Mining property		100	109,429	79,573	(25,930)	163,072
Exploration costs			688,477	35,865	(116,103)	608,239
			797,906	115,438	(142,033)	771,311

Auclair	240
Mining property		100	239,138	12,268	-	251,406
Exploration costs			146,567	2,921	(1,344)	148,144
			385,705	15,189	(1,344)	399,550

Lac Gayot	75
Mining property	4	50	38,731	8,929	-	47,660
Exploration costs			682,471	9,248	9,078	701,067
			721,472	18,177	9,078	748,727

Poste Lemoyne Ext.	211
Mining property		100	15,455	1,058,750	-	1,074,205
Exploration costs			417,258	5,858	6,570	429,686
			432,713	1,064,608	6,570	1,503,891

Lac Noëlla	20
Mining property	1	100	36,833	9,900	(36,833)	9,900
Exploration costs			317,619	368,879	(678,594)	7,904
			354,452	378,779	(715,427)	17,804

(forward)			3,697,920	1,592,942	(781,449)	4,509,413

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

	# Claims # permits	Undivided interest %	Balance as at March 1, 2005 $	Costs incurred $	Option payments, mining properties abandoned, written off or sold, credit on duties refundable for loss and refundable tax credit for resources $	Balance as at February 28, 2006 $

(brought forward)			3,697,920	1,592,942	(781,449)	4,509,413

Megatem	882
Mining property		45	23,768	-	-	23,768
Exploration costs			696,962	350,887	(128,721)	919,128
			720,730	350,887	(128,721)	942,896

Megatem III	463
Mining property		49	-	-	-	-
Exploration costs			207,097	-	-	207,097
			207,097	-	-	207,097

Others (d)
Mining property			317,457	262,495	(144,628)	435,324
Exploration costs			329,527	709,008	(565,953)	472,582
			646,984	971,503	(701,581)	907,906
			5,272,731	2,915,332	(1,620,751)	6,567,312

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

	# Claims # permits	Undivided interest %	Balance as at June 1, 2004 $	Costs incurred $	Option payments, mining properties abandoned, written off or sold, credit on duties refundable for loss and refundable tax credit for resources $	Balance as at February 28, 2005 $

Corvet Est ( Lake Eade)	473
Mining property		100	49,705	5,808	(112)	55,401
Exploration costs			345,728	1,246,392	(641,849)	950,271
			395,433	1,252,200	(641,861)	1,005,672

Auclair	218
Mining property		100	246,212	14,571	(21,645)	239,138
Exploration costs			159,798	72	(13,303)	146,567
			406,010	14,643	(34,948)	385,705

Coulon (b)	1,505
Mining property		100	139,429	-	(30,000)	109,429
Exploration costs			686,119	4,194	(1,836)	688,477
			825,548	4,194	(31,836)	797,906

Lac Gayot	75
Mining property	4	50	29,536	12,253	(3,058)	38,731
Exploration costs			732,937	7,418	(57,611)	682,741
			762,473	19,668	(60,669)	721,472

Poste Lemoyne Ext.	113
Mining property		50	14,240	1,215	-	15,455
Exploration costs			414,705	5,184	(2,631)	417,258
			428,945	6,399	(2,631)	432,713

(forward)			2,818,409	1,297,104	(772,045)	3,343,468

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

	# Claims # permits	Undivided interest %	Balance as at June 1, 2004 $	Costs incurred $	Option payments, mining properties abandoned, written off or sold, credit on duties refundable for loss and refundable tax credit for resources $	Balance as at February 28, 2005 $

(brought forward)			2,818,409	1,297,104	(772,045)	3,343,468

Lac Noëlla	20
Mining property	1	100	62,207	10,658	(36,032)	36,833
Exploration costs			622,822	84,594	(389,797)	317,619
			685,029	95,252	(425,829)	354,452

Megatem	882
Mining property		45	31,192	-	(7,424)	23,768
Exploration costs			802,898	210,848	(316,784)	696,962
			834,090	210,848	(324,208)	720,730

Megatem III	463
Mining property		49	-	-	-	-
Exploration costs			223,200	-	(16,103)	207,097
			223,200	-	(16,103)	207,097

Others (a)
Mining property			871,193	158,064	(711,800)	317,457
Exploration costs			3,582,229	28,119	(3,280,821)	329,527
			4,453,422	186,183	(3,992,621)	646,984
			9,014,150	1,789,387	(5,530,806)	5,272,731

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

Change in mining properties

	Periods Ended February 28,
	2006	2005
	$	$
	(12 months)	(9 months)

Balance - Beginning of period	5,272,731	9,014,150

Costs incurred during the period

Claims and permits	1,431,915	202,569
Analysis	99,794	56,224
Drilling	406,742	472,547
Geophysics	106,761	154,553
Geology	193,970	215,498
Stripping	-	81,217
Transport	317,010	327,322
Blasting	39,577	986
Professional fees	290,542	245,117
Accommodation	29,021	33,354
	2,915,332	1,789,387

Option payments	(35,000)	(40,000)
Mining properties abandoned, written off or sold	(1,130,042)	(4,694,495)
Credit on duties refundable for loss and refundable tax credit for resources	(455,709)	(796,311)
	(1,620,751)	(5,530,806)

Balance - End of period	6,567,312	5,272,731

a) On October 9, 1996, Soquem Inc. (SOQUEM) granted the company the option to acquire a 50% interest in the Kogaluk property in consideration of $1,000,000 in exploration work to be carried out no later than October 9, 2005. The agreement terminated on October 9, 2005.

b) On June 15, 2004, the company granted Noranda inc. the option to acquire a 50% interest in the Coulon property in consideration of the following: (i) a cash consideration of $30,000 upon signing of the agreement and cash payments of $50,000, $50,000, $50,000 and $70,000 no later than June 1, 2005, 2006, 2007 and 2008, respectively; (ii) the carrying-out of exploration work totalling $1,000,000 per year no later than June 1, 2005, 2006, 2007, 2008 and 2009, respectively, and totalling $1,500,000 per year no later than June 1, 2010 and 2011, respectively. In May 2006, Noranda inc. abandoned this option.

(c) On May 6, 2005, the company granted Placer Dome (CLA) Limited the option to acquire a 50% interest in the Corvet Est property for a consideration consisting of $90,000 in cash and exploration work totalling $4,000,000 to be carried out no later than May 6, 2010. As at February 28, 2006, Placer Dome (CLA) Limited had made a cash payment of $25,000 and had spent $628,485 on exploration work.

(d) On December 9, 2005, the company granted Exploration Matamec Inc. the option to acquire a 50% interest in the La Grande Est property for a consideration consisting of $50,000 in cash and exploration work totalling $600,000 to be carried out no later than October 31, 2008. As at February 28, 2006, Exploration Matamec Inc. had made a cash payment of $10,000 and had not carried out any exploration work.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

10 Share capital

(a) Change in issued and fully paid share capital

	Periods Ended February 28,				Period Ended May 31,
		2006		2005		2004
		(12 months)		(9 months)		(12 months)
	Number	Amount	Number	Amount	Number	Amount
		$		$		$
Balance - Beginning of period	38,959,078	56,253,306	36,638,915	52,159,266	30,701,686	45,060,060
Stock options exercised	2,426,309	4,519,684	839,632	692,764	382,562	276,597
Warrants exercised	2,156,096	5,648,018	1,080,198	2,344,655	166,667	250,000
Unit options exercised	140,070	631,386	--	--	--	--
Unit options - warrants exercised	35,017	280,117	--	--	--	--
Acquisition of a mining property	160,000	1,040,000	--	--	--	--
Private placements*	4,280,000	18,826,110	400,333	1,501,249	5,388,000	7,346,538
	48,156,570	87,198,621	38,959,078	56,697,934	36,638,915	52,933,195
Share issue expenses for the period	--	(1,726,662)	--	(444,628)	--	(773,929)
Balance - End of period	48,156,570	85,471,959	38,959,078	56,253,306	36,638,915	52,159,266

* Private placements are presented net of the fair value of warrants amounting to $524,389 (nil in 2005 – $735,462 in 2004).

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

(b) Warrants

The following tables present the warrant activity since June 1, 2003 and summarize information about outstanding warrants:

	Twelve-Month Period Ended February 28, 2006
	Number	Carrying value	Weighted average exercise price
		$	$

Outstanding as at March 1, 2005	1,988,022	554,380	2.01
Granted*	1,003,499	550,771	5.40
Exercised	(2,156,096)	(659,034)	2.31
Outstanding as at February 28, 2006**	835,425	446,117	5.40

	Nine-Month Period Ended February 28, 2005
	Number	Carrying value	Weighted average exercise price
		$	$

Outstanding as at June 1, 2004	3,198,066	883,255	1.93
Granted*	24,000	12,984	3.75
Exercised	(1,080,198)	(341,859)	1.85
Matured	(153,846)	-	1.60
Outstanding as at February 28, 2005	1,988,022	554,380	2.01

	Twelve-Month Period Ended May 31, 2004
	Number	Carrying value	Weighted average exercise price
		$	$

Outstanding as at June 1, 2003	1,037,180	-	1.66
Granted*	3,044,220	883,255	1.94
Exercised	(166,667)	-	1.50
Matured	(716,667)	-	1.71
Outstanding as at May 31, 2004	3,198,066	883,255	1.93

* These warrants were granted in connection with private placements to common shareholders and to agents as share issue expenses.

** These warrants expire September 11, 2006.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

The fair value of warrants granted has been estimated using the Black-Scholes model with the following assumptions:

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004

Risk-free interest rate	2.90%	2.94%	3.17%
Expected volatility	55%	51%	55%
Dividend yield	Zero	Zero	Zero
Weighted average expected life	12 months	12 months	18 months
Weighted average fair value of warrants granted	$0.549	$0.541	$0.290

11 Stock options, unit options and warrants

(a) Stock option plan

The company established a stock option plan under which certain key employees, officers, directors and suppliers may be granted stock options of the company. A maximum of 6,480,842 stock options may be granted (maximum of 5% of the number of common shares outstanding in favour of one person).

Options vest immediately and are exercisable over a maximum period of 10 years following the grant date.

The following tables present the stock option activity since June 1, 2003 and summarize information about fixed stock options outstanding and exercisable as at February 28, 2006.

	Twelve-Month Period Ended February 28, 2006
	Number	Carrying value	Weighted average exercise price
		$	$

Outstanding and exercisable as at March 1, 2005	2,213,390	460,466	1.02
Granted	213,000	341,068	6.91
Exercised	(2,426,309)	(801,534)	1.53
Outstanding and exercisable as at February 28, 2006	-	-	-

	Nine-Month Period Ended February 28, 2005
	Number	Carrying value	Weighted average exercise price
		$	$

Outstanding and exercisable as at June 1, 2004	2,749,941	214,439	0.77
Granted	304,000	312,494	2.54
Exercised	(839,632)	(65,193)	0.75
Cancelled*	(1,000)	(1,274)	3.62
Outstanding and exercisable as at February 28, 2005	2,213,309	460,466	1.02

* During the nine-month period ended February 28, 2005, 1,000 stock options were cancelled. The fair value of stock options in the amount of $1,274 has been reflected in the contributed surplus.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

	Twelve-Month Period Ended May 31, 2004
	Number	Carrying value	Weighted average exercise price
		$	$

Outstanding and exercisable as at June 1, 2003	3,977,682	65,540	0.72
Granted	254,500	158,099	1.16
Exercised	(382,562)	(9,200)	0.69
Matured or cancelled**	(1,099,679)	-	0.71
Outstanding and exercisable as at May 31, 2004	2,749,941	214,439	0.77

** During the twelve-month period ended May 31, 2004, the company cancelled 1,074,679 stock options for a cash consideration of $53,734 (unit price of $0.05), which has been reflected in the deficit.

The fair value of stock options granted has been estimated using the Black-Scholes model with the following assumptions:

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004

Risk-free interest rate	2.95%	3.98%	3.98%
Expected volatility	57%	56.5%	54%
Dividend yield	Zero	Zero	Zero
Weighted average expected life	12 months	51 months	66 months
Weighted average fair value of options granted	$1.601	$1.030	$0.620

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the stock options granted to key employees, officers, directors and suppliers have characteristics significantly different from those of traded options, and because changes in subjective assumptions can materially affect the estimated fair value, management believes that the existing models do not necessarily provide an accurate measure of the fair value of stock options granted to key employees, officers and directors.

The fair value of stock options granted during the year has been included in the statements of earnings under captions “Professional fees” and “General exploration costs”, and in Shareholders’ Equity under caption “Stock options”.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

(b) Unit options

The following table presents the unit option activity since March 1, 2005 and summarizes information about unit options outstanding and exercisable as at February 28, 2006.

	Number	Carrying value	Weighted average exercise price
		$	$

Outstanding and exercisable as at March 1, 2005	-	-	-
Granted*	235,800	249,301	4.10
Exercised	(140,070)	(148,123)	4.10
Outstanding and exercisable as at February 28, 2006**	95,730	101,178	4.10

* Each unit option entitles its holder, upon exercise, to one common share and one-quarter of one warrant (Note 11c).

** On March 8, 2006, the unit options outstanding as at February 28, 2006 were exercised.

The following table summarizes information about unit options exercisable as at February 28, 2006.

Exercise price	Number	Weighted average remaining contractual life	Weighted average exercise price
$		(years)	$

4.10	95,730	0.027	4.10

The fair value of unit options granted to agents during the year in connection with private placements has been as share issue expenses.

The fair value of unit options granted has been estimated using the Black-Scholes model with the following assumptions:

Risk-free interest rate	2.77%
Expected volatility	56%
Dividend yield	Zero
Weighted average expected life	12 months
Weighted average fair value of unit options granted	$1.057

(c) Warrants

The following table present the warrant activity since March 1, 2005 and summarizes information about warrants outstanding and exercisable as at February 28, 2006.

	Number	Carrying value	Weighted average exercise price
		$	$

Outstanding and exercisable as at March 1, 2005	-	-	-
Further to the exercise of unit options	35,017	91,024	5.40
Exercised	(35,017)	(91,024)	5.40
Outstanding and exercisable as at February 28, 2006	-	-	-

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

12 Cash flows

(a) Net change in non-cash working capital items

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Income taxes recoverable	-	13,694	(13,694)
Amounts receivable	(84,949)	(643,649)	6,777
Prepaid expenses	(21,752)	(11,143)	(19,362)
Accounts payable and accrued liabilities	359,692	(193,050)	(25,270)
	252,991	(834,148)	(51,549)

(b) Items not affecting cash and cash equivalents related to financing and investing activities

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Long-term investments transferred to short-term investments	13,585	110,034	20,143
Credit on duties refundable for loss and refundable tax credit receivable with respect to exploration costs applied against mining properties	7,613,226	3,878,544	2,349,102
Acquisition of mining properties included in accounts payable and accrued liabilities	44,797	793,921	886,142
Stock options exercised and included in share capital	801,534	65,303	9,200
Warrants exercised and included in share capital	659,034	341,859	-
Warrants granted and included in share capital	524,389	12,984	-
Warrants granted and included in issue expenses	26,382	-	-
Unit options granted and included in issue expenses	249,301	-	-
Unit options exercised and included in share capital	148,123	-	-
Mining properties sold in consideration of short-term investments	434,085	-	-
Mining property purchased in consideration of the issuance of shares	1,040,000	-	-
Future income taxes applied against issue expenses	150,960	-	-

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

13 Related party transactions

The company entered into the following transactions with companies owned by directors:

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Expenses capitalized in mining properties	390,139	322,866	277,428
Additions to office equipment	-	-	4,000
Management fees	300,000	251,859	216,080
Rent and office expenses	628,922	369,918	478,150
Professional fees	-	3,500	2,500
General exploration costs	82,175	119,350	119,780
	1,401,236	1,067,513	1,097,938

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

14 Income taxes

The reconciliation of the income tax recovery, calculated using the combined federal and Quebec provincial statutory tax rate, to the income tax recovery presented in the financial statements is detailed as follows:

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Loss before income taxes	(1,377,903)	(4,871,551)	(225,214)

Combined federal and provincial income tax rate of 34.85% in 2006 (35.74% in 2005; 36.58% in 2004)	(480,000)	(1,741,000)	(71,000)
Non-taxable credit on duties refundable for loss	(133,000)	5,000	(128,000)
Tax benefit not recognized previously	(4,528,000)	(332,076)	-
Non-deductible stock-based compensation	79,000	112,000	58,000
Expiry of operating losses carried forward	127,000	285,000	317,000
Share issue expenses not affecting earnings	-	(59,000)	(53,000)
Non-taxable portion of capital gain	(90,000)	(92,000)	(91,000)
Change in enacted tax rates	(484,000)	-	-
Others	103,545	(134,000)	(24,400)
Change in valuation allowance	-	1,624,000	(7,600)

Income tax recovery	(5,405,455)	(332,076)	-

The income tax recovery is detailed as follows:
Current income taxes	-	-	-
Future income taxes	(5,405,455)	(332,076)	-

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

The significant components of future income tax assets and liabilities are detailed as follows:

	As at February 28,
	2006	2005
	$	$

Future income tax assets
Mining properties	4,532,318	4,144,000
Losses carried forward	855,000	424,000
Share issue expenses	560,000	150,000
Others	11,000	19,000
	5,958,318	4,737,000
Valuation allowance	-	(4,737,000)
	5,958,318	-

Future income tax liabilities
Deferred charges	72,000	-

Net future income tax assets	5,886,318	-

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

15 Earnings per share

For the nine-month period ended February 28, 2005, and the twelve-month period ended May 31, 2004, there was no difference between basic and diluted loss per share since the dilutive effect of stock options, warrants and unit options was not included in the calculation; otherwise, the effect would have been anti-dilutive. Accordingly, the diluted loss per share for those years was calculated using the basic weighted average number of shares outstanding (45,531,808 in 2006; 37,389,773 in 2005; 33,784,997 in 2004).

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Basic weighted average number of shares outstanding	45,531,808	37,389,773	33,784,997
Stock options	1,007,757	1,620,869	1,243,648
Unit options	102,976	-	-
Warrants	431,081	407,371	-

Diluted weighted average number of shares outstanding	47,073,622	39,418,013	35,028,645

Items excluded from the calculation of diluted loss per share because the exercise price was greater than the average quoted value of the common shares
Stock options	-	166,000	129,500
Warrants	-	24,000	3,198,066

16 Financial instruments

Fair value

Cash and cash equivalents, amounts receivable and accounts payable and accrued liabilities are financial instruments whose fair value approximates their carrying value due to their short-term maturity or the current market rates.

The fair value of short-term investments, determined based on quoted market values, amounts to $22,711,829 and $9,664,926 as at February 28, 2006 and 2005, respectively.

Interest rate risk

As at February 28, 2006 and 2005, the company’s exposure to interest rate risk is summarized as follows:

Cash and cash equivalents	Variable interest rate
Short-term investments	As described in Note 5
Amounts receivable	Non-interest-bearing
Accounts payable and accrued liabilities	Non-interest-bearing

17 Subsequent events

(a) On March 24, 2006, the shareholders of the company approved a plan of arrangement (effective March 31, 2006) involving Goldcorp Inc. (“Goldcorp”), the company and Virginia Mines Inc. (“Virginia Mines”), a wholly-owned subsidiary of the company. Further to this plan of arrangement, the following events occurred:

The company transferred to Virginia Mines the assets not related to the Eleonore property at fair market value for a consideration consisting of the issuance of shares by Virginia Mines and the assumption by Virginia Mines of the liabilities not related to the Eleonore property.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

Virginia Mines acquired from the company a production royalty on the Eleonore property for a consideration consisting of a cash payment of $16,099,000 and the issuance of 400 common shares of its share capital.

The company then subscribed for common shares of Virginia Mines for a cash consideration of $16,099,000.

The stated capital of the company was reduced by an amount equal to the sum of:

(i) the fair market value of the shares of Virginia Mines issued to the company as part of the consideration for the transfer of the assets not related to the Eleonore property and the acquisition of the production royalty;

(ii) $16,099,000 less the total of the fair market value of all the company’s shares retained by the company further to the exercise of the right to dissent by shareholders of the company.

The reduction of the stated capital of the company’s shares was paid in kind through a distribution of the shares of Virginia Mines to the shareholders of the company. Each shareholder of the company received 0,5 share of Virginia Mines for each share of the company.

In addition, each shareholder of the company exchanged his shares at a ratio of 0.4 share of Goldcorp for one share of the company.

The company’s warrants outstanding as at March 31, 2006 ceased to be exercisable for shares of the company. Each warrant now entitles its holder to receive, upon the exercise in accordance with its terms, the number of shares of Goldcorp and Virginia Mines that the holder would have received under the plan of arrangement if, immediately before the effective time, such holder had been the registered holder of the number of shares of the company he would have been entitled to upon exercise.

(b) These transactions between the company and Virginia Mines will be recorded at the carrying value since they were entered into by related parties.

(c) Virginia Mines will continue the operations of the company, except for the Eleonore property.

18 United States generally accepted accounting principles (U.S. GAAP)

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (GAAP) which differ, in certain respects, from U.S. GAAP.

Additional disclosures required under U.S. GAAP have been provided in the consolidated financial statements and notes. In addition, the following summarizes the principal differences between Canadian and U.S. GAAP and other required disclosures under U.S. GAAP.

Mining properties

Under U.S. GAAP, the acquisition cost of mining properties and exploration costs incurred are expensed in the year in which they are incurred.

Short-term investments

Under U.S. GAAP, short-term investments would be classified as “available for sale” securities. Consequently, these securities would be carried at fair value, with any unrealized holding gains or losses at balance sheet date being reflected in other comprehensive loss, net of income taxes. Under Canadian GAAP, short-term investments are carried at the lower of cost and market value. Gains or losses are determined under the specific identification method for term deposits and the average cost method for shares.

Stock-based compensation plan

Until May 31, 2003, the company accounted for the costs related to its stock-based compensation plan using the intrinsic value method in accordance with APB 25. No expense was recognized for stock options as they were granted at the market price on the grant date, therefore having no intrinsic value. On June 1, 2003, the company adopted Statement of Financial Accounting Standard (“SFAS”) 123 and applied prospectively its transitional provisions. SFAS 123 requires all stock-based compensation awards, including stock options, to be accounted for at fair value. Under the transitional provisions, all new awards granted to employees on or after June 1, 2003 are accounted for at fair value. Awards outstanding as at May 31, 2003, if not subsequently modified, continue to be accounted for under APB 25. The fair value of awards is determined using the Black-Scholes option valuation model with compensation costs recognized in

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

earnings over the required period of service. The company provides additional pro-forma disclosures as required under SFAS 123 for stock options granted before the adoption of this standard.

Flow-through shares

Canadian tax legislation allows a company to issue flow-through shares when the company agrees to incur qualifying expenditures in accordance with the Income Tax Act and to renounce the related tax deductions in favour of investors who acquire these shares.

In accordance with Canadian GAAP, upon issuance of flow-through shares, funds received are recorded as share capital. When qualifying expenditures are renounced, share capital is reduced by the amount of the tax benefits renounced in favour of investors, calculated using the effective tax rate of the company for the period.

Under U.S. GAAP, the premium or discount related to the price of flow-through shares, if any, is accounted for separately. When the company renounces to qualifying expenditures, the related premium or discount is recognized through a reversal of the tax provision, and future income tax liabilities are adjusted by the same amount through a charge to income. In addition, under U.S. GAAP, amounts received upon the issuance of flow-through shares and not spent on exploration costs are presented separately as exploration funds. Exploration funds must be excluded from cash in the statement of cash flows and presented in financing activities.

Income taxes

Under Canadian GAAP, the tax recovery resulting from the carry-forward of a loss recognized in a year subsequent to the year in which the loss was incurred is presented as a component of earnings before discontinued operations, regardless of the classification of the loss in the previous year.

Under U.S. GAAP, the subsequent recognition of the tax effect of items related to share capital must be recognized in the same manner as the transaction that created them.

New accounting standards

In March 2005, the Emerging Issues Task Force of the Financial Accounting Standards Board (“EITF”) 04-6, Accounting for Stripping Costs Incurred During Production in the Mining Industry, was issued. Under this standard, stripping costs incurred during the production phase of a mine are variable production costs that should be included in the cost of inventory produced during the period in which the stripping costs are incurred. EITF 04-6 is effective for periods beginning after December 15, 2005. The company has not yet determined the impact of this new standard.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections — a replacement of APB No. 20 and FASB No. 3. This statement replaces APB 20, Accounting Changes and SFAS 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of changes in accounting policies. This statement applies to all voluntary changes in accounting policies. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transitional provisions. This statement generally requires that a company accounts for the adoption of a new accounting principle by applying such principle to prior periods as if it had always been used. This statement is effective for accounting changes and corrections of errors made in fiscal years ended after December 15, 2005.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

Reconciliation of net loss (net earnings) to conform with U.S. GAAP

The following table presents the significant adjustments to net loss (net earnings) and net loss (net earnings) per share from continuing operations to conform with U.S. GAAP.

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Net loss (net earnings) from continuing operations for the period in accordance with Canadian GAAP	(4,027,552)	4,539,475	194,406
Mining properties	1,294,581	(3,741,419)	1,820,394
Repricing of stock options	(2,529,009)	2,096,155	83,370
Tax effect of flow-through shares	129,264	82,706	-
Income taxes	556,259	-	-

Net loss (net earnings) from continuing operations for the year in accordance with U.S. GAAP	(4,576,457)	2,976,287	2,098,170

Net loss (net earnings) from discontinued operation for the period in accordance with Canadian GAAP	(151,157)	165,740	30,808
Mining properties	8,464,312	2,459,869	368,679

Net loss from discontinued operation for the year in accordance with U.S. GAAP	8,313,155	2,625,609	399,487
Net loss for the year in accordance with U.S. GAAP	3,736,698	5,601,896	2,496,657
Other comprehensive loss
Unrealized gains on short-term investments	(113,727)	(1,038,672)	(320,908)
Unrealized (gains) losses on long-term investments	-	119,445	(189,741)
Long-term investment transferred to short-term investments	28,915	-	-
Comprehensive loss	3,651,886	4,682,669	1,987,008

Basic net loss (net earnings) from continuing operations per share in accordance with U.S. GAAP (Note 15)	(0,101)	0,080	0,062

Basic net loss form discontinued operation per share in accordance with U.S GAAP (Note 15)	0,183	0,070	0,012

Total basic net loss per share in accordance with U.S. GAAP	0,082	0,150	0,074

Diluted net loss (net earnings) from continuing operations per share in accordance with U.S. GAAP (Note 15)	(0,097)	0,080	0,062

Diluted net loss from discontinued operation per share in accordance with U.S GAAP (Note 15)	0,183	0,070	0,012

Total diluted net loss per share in accordance with U.S. GAAP	0,086	0,150	0,074

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

As a result of the above adjustments to net loss, differences with respect to shareholders' equity under U.S. GAAP are as follows:

	As at February 28,
	2006	2005
	$	$

Share capital
Share capital in accordance with Canadian GAAP	85,471,959	56,253,306
Stock options	-	460,466
Unit options	101,178	-
Warrants	446,117	554,380
Stock-based compensation costs	1,200,092	3,729,101
Tax effect of flow-through shares	211,340	31,826
Income tax recovery	556,259	-

Share capital in accordance with U.S. GAAP	87,986,945	61,029,079

Contributed surplus
Contributed surplus in accordance with Canadian GAAP	1,274	1,274
Stock options cancelled	703,756	703,756

Contributed surplus in accordance with U.S. GAAP	705,030	705,030

Accumulated deficit
Deficit in accordance with Canadian GAAP	25,052,049	29,230,758
Mining properties	17,964,769	8,205,876
Stock-based compensation costs	1,903,848	4,432,857
Tax effect of flow-through shares	211,340	82,076
Income tax recovery	556,259	-

Deficit in accordance with U.S. GAAP	45,688,265	41,951,567

Other accumulated comprehensive income
Unrealized gains on short-term investments and exploration funds
Balance - Beginning of period	1,468,193	429,521
Unrealized gains arising during the period	113,727	1,038,672

Balance - End of period	1,581,920	1,468,193

Unrealized gains on long-term investments
Balance - Beginning of period	28,915	148,360
Unrealized losses incurred during the period	-	(119,445)
Long-term investment transferred to short-term investments	(28,915)	-

Balance - End of period	-	28,915

Other accumulated comprehensive income	1,581,920	1,497,108

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

Balance sheets

	As at February 28,
	2006	2005
	$	$

Current assets
Cash and cash equivalents	10,455,911	7,116,483
Exploration funds	-	201,819
Short-term investments	22,711,829	9,664,926
Amounts receivable	8,902,156	5,082,525
Prepaid expenses	85,863	64,111
Current assets of discontinued operation	1,233,825	-
Future income tax assets	5,886,318	-
	49,275,902	22,129,864

Deposit on exploration costs	-	49,430
Long-term investments	-	42,500
Property, plant and equipment	11,217	17,470
Intangible assets	2,907	4,152
Deferred charges	341,722	-
	49,631,748	22,243,416

Current liabilities
Accounts payable and accrued liabilities
Related companies	94,033	207,227
Others	430,051	756,539
Current liabilities of discontinued operation	4,435,716	-
	4,959,800	936,766
Long-term liabilities of discontinued operation	86,318	-
	5,046,318	963,766

Shareholders' Equity
Share capital	87,986,945	61,029,079
Contributed surplus	705,030	705,030
Deficit	(45,688,265)	(41,951,567)
Other accumulated comprehensive income	1,581,920	1,497,108
	44,585,630	21,279,650
	49,631,748	22,243,416

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Consolidated Financial Statements
February 28, 2006 and 2005 and May 31, 2004
(expressed in Canadian dollars)

Statements of cash flows

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Operating activities	(6,630,139)	(3,699,666)	(1,953,283)
Financing activities	27,722,813	8,459,133	3,533,482
Investing activities	(12,096,477)	4,982,625	(2,378,399)

Increase (decrease) in cash and cash equivalents	8,996,197	9,742,092	(798,200)

Cash and cash equivalents used by discontinued operation	(5,656,769)	(2,625,609)	(399,487)

Cash and cash equivalents - Beginning of period	7,116,483	-	1,197,687

Cash and cash equivalents - End of period	10,455,911	7,116,483	-

Statements of earnings

	Periods Ended February 28,		Period Ended May 31,
	2006	2005	2004
	$	$	$
	(12 months)	(9 months)	(12 months)

Revenues	1,407,732	736,043	1,069,245
Expenses	(1,551,207)	(3,962,330)	(3,167,415)

Loss before income taxes and discontinued operation	(143,475)	(3,226,287)	(2,098,170)

Income tax recovery	(4,719,932)	(250,000)	-

Net earnings (net loss) from continuing operations	4,576,457	(2,976,287)	(2,098,170)

Net loss from discontinued operation	(8,313,155)	(2,625,609)	(399,487)

Net loss for the period in accordance with U.S. GAAP	(3,736,698)	(5,601,896)	(2,497,657)